Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$276,331
Realized Trading Gain (Loss) on Short-Term Investments	(117)
Unrealized Gain (Loss) on Market Value of Futures	59,119
Dividend Income	3,830
Interest Income	6,083
ETF Transaction Fees	350
Total Income (Loss)	$345,596

Expenses
General Partner Management Fees	$3,631
Professional Fees	3,983
Brokerage Commissions	634
Non-interested Directors' Fees and Expenses	66
Prepaid Insurance Expense	67
NYMEX License Fee	91
SEC & FINRA Registration Expense	620
Total Expenses	9,092
Expense Waiver	(4,443)
Net Expenses	$4,649
Net Income (Loss)	$340,947

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$7,091,011
Withdrawals (150,000 Shares)	(3,184,935)
Net Income (Loss)	340,947

Net Asset Value End of Month	$4,247,023
Net Asset Value Per Share (200,000 Shares)	$21.24

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612